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                                                                   EXHIBIT 99.2
                                                                   ------------

                              DURAMETALLIC CORPORATION

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

           The undersigned shareholder of Durametallic Corporation of Kalamazoo, Michigan, hereby constitutes and appoints James S. Ware and Clark D. Hurlbert the true and lawful proxy of the undersigned, to vote all shares of common stock of the Company in the name of the undersigned, each with all powers in respect thereto which the undersigned would possess if personally present at the special meeting of the shareholders of the Company to be held at 9:00 a.m. on Thursday, November 30, 1995, and at any adjournment thereof.

        The undersigned agrees that said proxies and each of them, or their substitutes, may vote:

1. As to the approval of the Agreement and Plan of        FOR  AGAINST  ABSTAIN
   Merger dated as of September 11, 1995, as described    [ ]    [ ]      [ ]
   in the Company's Joint Proxy Statement/Prospectus dated October 30, 1995:

2. In their discretion, upon any matter as may properly come before the meeting.


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The shares represented hereby will be noted to be present by proxy at the meeting and if a specification is made above, will be voted in accordance with such specification. The undersigned agrees that, as to any proposal for which no specification is made above, said proxies and each of them or their substitute or substitutes, may vote in accordance with their discretion. As to any such proposal for which no specification is made above, it is the present intention of said proxies to vote the shares represented hereby for such proposal. This proxy is solicited by the management of the Company. The undersigned revokes any proxy heretofore given to vote such shares at said meeting or any adjournment thereof.


                                 Dated:_______________________


                                 _____________________________
                                          signature L.S.

                                 _____________________________  No. of Shares
                                          signature L.S.


(Sign exactly as the name(s) appear(s) on stock certificates held. Executors, administrators, trustees, guardians, attorneys and officers signing for corporations should give full title. For joint accounts, each joint owner should sign.)